UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 9, 2007

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200 Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On January 9, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Spirit Finance Corporation (the “Company”) awarded performance bonuses for the 2006 fiscal year and increased the base salaries for the 2007 fiscal year for each of our executive officers (the “Named Executives”) who was named in the Summary Compensation Table in the proxy statement for our 2006 annual meeting, which include our principal executive officer and principal financial officer.  These actions were taken by the Committee in accordance with the terms of the Amended and Restated Employment Agreements, dated as of October 16, 2006, between the Company and each of the Named Executives.  The Committee also granted a total of 440,219 shares of restricted common stock to these officers and other employees of the Company under the Company’s Amended and Restated 2003 Stock Option and Incentive Plan .  The 2007 base salaries, 2006 performance bonus awards and restricted stock grants for the Named Executives are shown in the table below.

Name	2007 Base Salary	2006 Performance Bonus	Number of Shares of Restricted Stock Awarded (1)
Morton H. Fleischer Chairman of the Board	$450,000	$562,500	101,135

Christopher H. Volk President and Chief Executive Officer	$500,000	$600,000	109,225

Catherine Long Chief Financial Officer, Senior Vice President and Treasurer	$340,000	$330,000	48,545

Michael T. Bennett Senior Vice President – Operations, Chief Compliance Officer and Secretary	$310,000	$302,500	36,410

Jeffrey M. Fleischer Senior Vice President – Acquisitions, Assistant Secretary and Assistant Treasurer	$310,000	$302,500	36,410

Gregg A. Seibert Senior Vice President – Underwriting, Assistant Secretary and Assistant Treasurer	$310,000	$302,500	36,410

(1)  The restricted shares awarded to the Named Executives vest ratably over a five year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: January 16, 2007	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer